BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E10204432020-7
Barbara K. Cegavske (signature)	Filing Number 20201020442
Secretary of State State Of Nevada	Filed On 10/27/2020 8:00:00 AM
	Number of Pages 4

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Cyclo Therapeutics, Inc.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

Corporation Service Company
Name of Registered Agent **OR** Title of Office or Position with Entity

112 North Curry Street | Carson City | Nevada | 89703
Street Address | City | | Zip Code

Mailing Address (If different from street address) | City | Nevada | Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

x Elizabeth Kitchen (signature) 10/26/2020
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) N. Scott Fine (Name) — USA (Country)
6714 NW 16th Street, Suite B (Street Address) — Gainesville (City) — FL (State) — 32653 (Zip/Postal Code)

2) Jeffrey L. Tate, Ph.D. (Name) — USA (Country)
6714 NW 16th Street, Suite B (Street Address) — Gainesville (City) — FL (State) — 32653 (Zip/Postal Code)

3) C.E. Rick Strattan (Name) — USA (Country)
6714 NW 16th Street, Suite B (Street Address) — Gainesville (City) — FL (State) — 32653 (Zip/Postal Code)

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

(Profit) Initial List of Officers, Directors and State Business License Application of Cyclo Therapeutics, Inc.

Directors:

Markus W. Sieger – 6714 NW 16th Street, Suite B, Gainesville, FL 32653

F. Patrick Ostronic – 6714 NW 16th Street, Suite B, Gainesville, FL 32653

William S. Shanahan – 6714 NW 16th Street, Suite B, Gainesville, FL 32653

Dr. Randall M. Toig – 6714 NW 16th Street, Suite B, Gainesville, FL 32653

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: 1,005,000,000 Par value: $ 0.0001000000 Number of Common shares with Par value: 1,000,000,000 Par value: $ 0.0001000000 Number of Preferred shares with Par value: 5,000,000 Par value: $ 0.0001000000 Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: N. Scott Fine Country: USA Address: 6714 NW 16th Street, Suite B City: Gainesville State: FL Zip/Postal Code: 32653 X [signature] (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Blank Check Preferred shares of Cyclo Therapeutics, Inc.

The Board of Directors of the corporation is hereby granted with the authority, from time to time, to issue the Preferred shares in one or more series, and in connection with the creation of any such series, to fix by resolution or resolutions any of the designations, powers, preferences and rights, and any of the qualifications, limitations or restrictions which are permitted by Chapter 78 of the Nevada Revised Statutes in respect of any class or classes of preferred stock or any series of any class of preferred stock of the corporation.